EXHIBIT 10.3
SUBSCRIPTION ESCROW AGREEMENT
THIS SUBSCRIPTION ESCROW AGREEMENT (this “Escrow Agreement”), dated as of                     , is entered into by and between Landwin REIT, Inc. (the “Company”) and Wells Fargo Bank, National Association, as Escrow Agent (the “Escrow Agent”).
WHEREAS, the Company intends to raise cash funds from investors (the “Investors”) pursuant to a public offering (the “Offering”) of not less than $50,000,000 (the “Minimum Amount”) nor more than $250,000,000 (the “Maximum Amount”) of common stock, par value $0.01 per share of the Company (the “Securities”), for which each Investor will pay $10.00 per share.
WHEREAS, the Company desires to deposit funds contributed by the Investors with the Escrow Agent, to be held for the benefit of the Investors and the Company until such time as subscriptions for the Minimum Amount of the Securities, have been deposited into escrow or otherwise in accordance with the terms of this Escrow Agreement.
WHEREAS, the Escrow Agent is willing to accept appointment as Escrow Agent only for the expressed duties outlined herein.
NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Proceeds to be Escrowed. On or before the first date of the Offering, the Company shall establish an escrow account with the Escrow Agent (the “Escrow Account”). All funds received from Investors in payment for the Securities (“Investor Funds”) will be delivered to the Escrow Agent within three (3) business days following the day upon which the Company determines to accept the subscription, and shall, upon receipt by the Escrow Agent, be retained in escrow by the Escrow Agent and invested as stated below. During the term of this Escrow Agreement, the Company shall cause all checks received by and made payable to it in payment for the Securities to be endorsed in favor of the Escrow Agent and delivered to the Escrow Agent for deposit in the Escrow Account.
Escrow Agent shall have no duty to make any disbursement, investment or other use of Investor Funds until and unless it has collected funds. In the event that any checks deposited in the Escrow Account prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Company. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder.
2. Identity of Subscribers. A copy of the Offering document is attached as Exhibit A [to be provided by Company]. The Company shall furnish to the Escrow Agent with each delivery of Investor Funds, a list of the Investors who have paid for the Securities showing the name, address, tax identification number, amount of Securities subscribed for and the amount paid. The information comprising the identity of Investors shall be provided to the Escrow Agent in the format set forth in the List of Investors, attached as Exhibit B. All Investor Funds so deposited shall not be subject to any liens or charges by the Company or the Escrow Agent, or judgments or creditors’ claims against the Company, until released to the Company as hereinafter provided. The Company understands and agrees that the Company shall not be entitled to any Investor Funds on deposit in the Escrow Account and no such funds shall become the property of the Company, or any other entity except as released to the Company pursuant to Section 3. The Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as Escrow Agent. The Company and the Escrow Agent will treat all Investor information as confidential. The Escrow Agent shall not be required to accept any Investor Funds which are not accompanied by the information on the List of Investors.
3. Disbursement of Funds. In the event the Escrow Agent receives written notice from the Company that the Company intends to reject an Investor’s subscription, the Escrow Agent shall pay to the applicable Investor(s), within a reasonable time not to exceed ten (10) business days after receiving notice of the rejection, by first class United States Mail at the address appearing on the List of Investors, or at such other address as shall be furnished to the Escrow Agent by the Investor in writing, all sums paid by the Investor for Securities, together with the interest earned on such Investor Funds. Once the Escrow Agent is in receipt of collected Investor Funds totaling at least the Minimum Amount, the Escrow Agent shall notify the Company of same in writing. Thereafter, once the Escrow Agent is in receipt of additional collected Investor Funds in an amount which, when added to the Minimum Amount, would equal $250,000,000 the Escrow Agent shall notify the Company of same in writing. Additionally, at the end of the third business day following the Termination Date (as defined in Section 4), the Escrow Agent shall notify the Company of the amount of the Investor Funds received. If the Minimum Amount or more is obtained at any time before the Termination Date and the Company has delivered a written notice signed by two officers of the Company, stating that it has received and accepted subscriptions for the Minimum Amount, then the Escrow Agent shall pay out the Investor Funds and all earnings thereon when and as directed by the officers of the Company. If the Minimum Amount has not been obtained and delivered before the Termination Date, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than ten (10) business days after the Termination Date, refund to each Investor by first class United States Mail at the address appearing on the List of Investors, or at such other address as shall be furnished to the Escrow Agent by the Investor in writing, all sums paid by the Investor for Securities, together with the interest earned on such funds in the Escrow Account, and shall then notify the Company in writing of such refunds. The Company may extend the Offering once the Minimum Amount has been received by the Escrow Agent by giving written notice to the Escrow Agent, until the earlier of (i) such time as the Company has received the Maximum Amount, or (ii) the one year anniversary of this Escrow Agreement. The Company agrees that it shall not extend the Offering in contravention of the terms of the Offering documents.
4. Term of Escrow. The “Termination Date” shall be the earlier of (i) the date on which Investor Funds totaling the Minimum Amount are received by the Escrow Agent; provided that the Company may extend this date by 60 days upon written notice to the Escrow Agent; provided however, that in all events this escrow shall terminate not later than the one year anniversary of the date of this Escrow Agreement; (ii) the date the Escrow Agent receives written notice from the Company that it is abandoning the sale of the Securities; (iii) the date the Escrow Agent receives notice from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering document and has remained in effect for at least twenty (20) days or (iv) the date the Escrow Agent institutes an interpleader action. After the Termination Date the Company shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Investors.
5. Duty and Liability of the Escrow Agent. The sole duty of the Escrow Agent shall be to receive Investor Funds and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company is complying with requirements of this Escrow Agreement, the Offering or applicable law in tendering the Investor Funds to the Escrow Agent. No other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof, and the Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement. The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any Offering document or other agreement between the Company and any other party. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Escrow Agreement. Concurrent with the execution of this Escrow Agreement, the Company shall deliver to the Escrow Agent an authorized signers form in the form of Exhibit C to this Escrow Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel of its own choice with respect to any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of loss. The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any other person by reason of this Escrow Agreement, except as otherwise stated herein, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Escrow Agreement against the Escrow Agent. In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, including any Investor, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. In the event that any controversy should arise with respect to this Escrow Agreement the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties. In no event shall the Escrow Agent be liable, directly or indirectly, for any special, indirect or consequential losses or damages of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action. The parties agree that the Escrow Agent has no role in the preparation of the Offering documents, has not reviewed any such documents and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering documents or the issuance, offering or sale of the Securities. The Escrow Agent shall have no duty or obligation to monitor the application and use of the Investor Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.
6. Escrow Agent’s Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit D, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company.
7. Investment of Proceeds. The Investor Funds shall be deposited in the Escrow Account. The Escrow Agent is hereby directed to invest all funds received under this Escrow Agreement, including principal and interest in cash or the Wells Fargo Advantage Funds [insert name of fund] Money Market Fund Service Class Shares designated in writing in the form of Exhibit E to this Escrow Agreement. The Escrow Agent shall invest the Investor Funds in alternative investments in accordance with written instructions as may from time to time be provided to the Escrow Agent and signed by the Company. In the absence of written investment instructions from the Company, the Escrow Agent is hereby directed to invest the Investor Funds in cash. Any interest received by the Escrow Agent with respect to the Investor Funds, including reinvested interest shall become part of the Investor Funds, and shall be disbursed pursuant to Section 3. The Company agrees that, for tax reporting purposes, all interest or other taxable income earned on the Investor Funds shall be reportable in the amount and to whom such interest was disbursed..
The Escrow Agent shall be entitled to sell or redeem any such investments as necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment made pursuant to this Escrow Agreement, or for any loss resulting from the sale of such investment. The parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.
The Company shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate IRS forms W-9 or W-8 or other forms and documents that the Escrow Agent may reasonably request. The Company understands that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the Investor Funds pursuant to this Escrow Agreement.
The Company agrees to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to any payment or other activities under this Escrow Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall be determined by a court of competent jurisdiction to have been caused by the Escrow Agent’s gross negligence or willful misconduct. The terms of this Section shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.
8. Notices. All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:
If to the Company:
Landwin REIT, Inc.
Attn: President
17200 Ventura Blvd., Suite 206
Encino, CA 91316

If to Escrow Agent:

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.
9. Indemnification of Escrow Agent: The Company hereby indemnifies and holds harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such action, claim or proceeding is determined by a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of the Escrow Agent. The terms of this Section shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.
10. Successors and Assigns. Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.
11. Governing Law; Jurisdiction. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of California, without giving effect to the principles of conflicts of laws thereof.
12. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.
13. Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement. The Company agrees that any requested waiver, modification or amendment of this Escrow Agreement shall be consistent with the terms of the Offering.
14. Entire Agreement. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.
15. Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.
16. Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.
17. Resignation. The Escrow Agent may resign upon 30 days advance written notice to the parties hereto. If a successor escrow agent is not appointed within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Investor Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.
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IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.
LANDWIN REIT, INC.

By:

Its:

Wells Fargo Bank, National Association, as Escrow Agent

By:

Its:

Date: